--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 29, 1999

                           EMERGING ALPHA CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                 33-61888-FW                  72-1235449
(State or Other Jurisdiction       (Commission               (I.R.S. Employer
      of Incorporation)            File Number)             Identification No.)

             220 Camp Street
         New Orleans, Louisiana                                    70130
(Address of Principal Executive Offices)                         (Zip Code)

       Registrant's telephone number, including area code: (504) 524-1801

--------------------------------------------------------------------------------

Item 2. Acquisition or Disposition of Assets

     On October 29, 1999, pursuant to the terms of the Stock Purchase Agreement by and among Emerging Alpha Corporation ("Emerging Alpha") and the stockholders of Gas Jack, Inc., an Oklahoma corporation ("Gas Jack"), Emerging Alpha acquired all of the outstanding capital stock of Gas Jack for $2.7 million cash. The purchase price was financed through a $2.8 million term loan facility provided by Hibernia National Bank to Emerging Alpha. In addition, Emerging Alpha and Gas Jack entered into a $1.0 million working capital facility with Hibernia National Bank primarily to be used to finance the working capital requirements of Gas Jack.

     Gas Jack is now a wholly owned subsidiary of Emerging Alpha and its principal operating subsidiary. Gas Jack is a compressor manufacturer and service provider. Gas Jack is based in Oklahoma City and has field operations in Oklahoma, Texas, New Mexico, Kansas, Arkansas and Colorado.

     In addition, on October 29, 1999, Emerging Alpha acquired all of the outstanding units of GJ Measurement, L.L.C., an Oklahoma limited liability company, for 33,333 shares of Emerging Alpha common stock. GJ Measurement is now a wholly owned subsidiary of Emerging Alpha. GJ Measurement is a natural gas measurement and testing service company based in Oklahoma City.

Item 7. Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired

     Gas Jack, Inc.:
     Report of Independent Auditors
     Balance Sheets as of December 31, 1998 and 1997 and September 30, 1999
       (Unaudited)
     Statements of Income for the Years Ended December 31, 1998 and 1997 and the
       Nine Months Ended September 30, 1999 and 1998 (Unaudited)
     Statements of Cash Flows for the Years Ended December 31, 1998 and 1997 and
       the Nine Months Ended September 30, 1999 and 1998 (Unaudited)
     Notes to Financial Statements

(b)  Pro Forma Financial Information

     Pro Forma Condensed Consolidated Balance Sheets as of September 30, 1999 Pro Forma Condensed Consolidated Statement of Income for the Year Ended
       March 31, 1999 and the Nine Months Ended September 30, 1999
     Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(c)  Exhibits

     10.1 Stock Purchase Agreement, dated as of October 29, 1999, by and among Emerging Alpha Corporation and the Stockholders of Gas Jack, Inc.

     10.2 Loan Agreement, dated as of October 29, 1999, by and between Hibernia National Bank and Emerging Alpha Corporation.

     10.3 Loan Agreement, dated as of October 29, 1999, by and among Hibernia National Bank, Emerging Alpha Corporation and Gas Jack, Inc.

Item 8. Change in Fiscal Year.

     Emerging Alpha intends to change its fiscal year end from March 31 to December 31. This change will be effective December 31, 1999. Emerging Alpha will file audited financial statements as of and for the nine months ended December 31, 1999 in its Quarterly Report on Form 10-Q for the three months ended December 31, 1999.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and
Stockholders of Gas Jack, Inc.
Oklahoma City, Oklahoma

We have audited the accompanying balance sheets of Gas Jack, Inc. (the "Company") as of December 31, 1998 and 1997, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

April 26, 1999

Deloitte & Touche LLP

                                 GAS JACK, INC.
                                 Balance Sheets

                                                    December 31,    December 31,   September 30,
                                                       1997            1998           1999
                                                     (Audited)       (Audited)     (Unaudited)
ASSETS

Current Assets:
Cash and cash equivalents                               $79,538        $29,165        $66,880
Accounts receivable (net of allowance of
      $27,003 and $20,000 in 1998 and 1997,
      respectively)                                     369,068        398,254        455,575
   Inventories                                          266,824        361,253        745,048
   Other                                                 48,746         28,296         10,875
      Total current assets                              764,176        816,968      1,278,378

Property and Equipment, at cost                       3,928,194      4,719,655      4,901,240
   Less accumulated depreciation                     (1,538,249)    (1,878,344)    (2,200,915)
       Property and equipment, net                    2,389,945      2,841,311      2,700,325

Other Assets                                             84,421         67,029        144,410

Total Assets                                          3,238,542      3,725,308      4,123,113

LIABILITES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued liabilities               $399,152       $317,834       $373,272
Notes payable, current portion                          205,132        475,000        477,666
   Other                                                137,109         48,593          4,328
      Total current liabilities                         741,393        841,427        855,266

Note Payable, long-term portion                                                       182,344

Deferred Taxes, net                                      96,856        165,707        201,520

Stockholders' Equity:
   Common stock- $.10 par value; 5,000,000 shares
      authorized; 2,364,753 shares issued and
      outstanding                                       236,475        236,475        236,475
   Additional paid-in capital                         2,093,657      2,093,657      2,093,657
   Retained earnings                                    624,365        942,246      1,108,055
   Less: Cost of treasury stock                        (506,204)      (506,204)      (506,204)
         Notes receivable from stockholders             (48,000)       (48,000)       (48,000)
      Total stockholders' equity                      2,400,293      2,718,174      2,883,983

Total Liabilities and Stockholders' Equity            3,238,542      3,725,308      4,123,113

                     See notes to the financial statements.

                                 Gas Jack, Inc.
                              Statements of Income

                                                                       Nine Months Ended
                                          Years Ended December 31,       September 30,
                                            1997         1998         1999         1998
                                          (Audited)    (Audited)   (Unaudited)  (Unaudited)
Revenues:
   Leasing revenue                       $2,201,309   $2,406,501   $1,891,467   $1,764,543
   Sales -  Compressors and parts         1,374,150      645,635      510,204      469,813
   Other                                    177,468      215,726      141,215      167,627
      Total Revenue                       3,752,927    3,267,862    2,542,886    2,401,983

Cost of Sales and Expenses:
   Cost of sales                            814,440      382,946      307,880      282,665
   Operating expenses                     1,803,674    1,801,647    1,471,350    1,379,364
   Depreciation expense                     485,008      526,487      459,465      383,283
   Interest expense                          25,863       26,651       27,845       17,537
      Total cost of sales and expenses    3,128,985    2,737,731    2,266,540    2,062,849

Income Before Taxes                         623,942      530,131      276,346      339,134

Income Taxes                                254,028      212,250      110,537      138,361

Net Income                                  369,914      317,881      165,809      200,773

                     See notes to the financial statements.

                                 Gas Jack, Inc.
                            Statements of Cash Flows

                                                                                                     Nine Months Ended
                                                                      Years Ended December 31,         September 30,
                                                                         1997         1998           1999         1998
                                                                       (Audited)    (Audited)    (Unaudited)   (Unaudited)
Cash Flows from Operating Activities:
   Net Income                                                          369,914       317,881       165,809       200,773
   Adjustments to reconcile net income to
      net cash provided by operating activities:
        Depreciation                                                   485,008       526,487       459,465       383,283
        Deferred taxes                                                 107,404        68,851        35,813        44,829
        Gain on sales of leased units                                 (534,403)     (223,653)     (138,672)     (162,188)
        (Gain) loss on sales of vehicles and equipment                  (2,565)        1,847                       1,847
        Changes in assets and liabilities:
           Accounts receivable                                         (50,879)      (29,186)      (57,321)      (37,265)
           Inventories                                                  (5,924)      (94,429)     (383,795)       20,664
           Other current assets                                        (29,246)       20,450        17,421
           Other assets                                                (34,663)       17,392       (77,381)      (85,223)
           Accounts payable and accrued liabilities                    258,728       (81,318)       91,251        23,897
           Other current liabilities                                    24,008       (88,516)      (44,265)      (15,747)
              Net cash provided by operating activities                587,382       435,806        68,325       374,870

Cash Flow from Investing Activities:
   Additions to leased units                                        (1,390,984)   (1,194,669)     (479,160)   (1,025,442)
   Additions to vehicles and equipment                                 (71,542)      (20,022)      (61,870)      (20,022)
   Proceeds from sales of leased units                               1,118,690       422,400       325,410       294,200
   Proceeds from sales of vehicles and equipment                         8,200        36,244                      36,244
              Net cash used in investing activities                   (335,636)     (756,047)     (215,620)     (715,020)

Cash Flows from Financing Activities:
   Proceeds from notes payable                                         175,000       375,000       303,000       375,000
   Principal payments on notes payable                                (150,000)     (105,132)     (117,990)     (105,132)
   Principal payments on debentures payable to stockholders           (250,000)
   Issuance of notes receivable from stockholders                      (48,000)
              Net cash provided by (used in) financing activities     (273,000)      269,868       185,010       269,868

Net Change in Cash and Cash Equivalents                                (21,254)      (50,373)       37,715       (70,282)

Cash and Cash Equivalents, beginning of period                         100,792        79,538        29,165        79,538

Cash and Cash Equivalents, end of period                                79,538        29,165        66,880         9,256

Supplemental Disclosure of Cash Flow Information:
   Cash paid during the period for:
      Interest                                                          47,193        23,686        27,845        17,537
      Income taxes                                                     144,592       143,399        74,724        93,532

   Noncash transaction:
      Common stock issued to employees                                  24,027

                       See notes to financial statements.

                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1998 AND 1997

--------------------------------------------------------------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of Business - Gas Jack, Inc. (the "Company"), an Oklahoma Corporation, is engaged in the manufacturing of the Gas Jack Compressor that provides economical well head compression to mature, low pressure natural gas wells. The compressors currently are sold and leased to natural gas producers primarily in Oklahoma, Kansas, Texas, Arkansas and New Mexico.

     Basis of Presentation - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents - Cash and cash equivalents consist of cash in banks and all short-term investments with initial maturities of three months or less.

     Inventories - Raw materials, work-in-progress, and finished goods are stated at the lower of cost or market using the first-in, first-out method.

     Property and Equipment - Property and equipment consist of compressors currently being leased and available for lease. Property and equipment are recorded at cost. Depreciation is computed using the straight-line method based on the following estimated useful lives:

                         Gas Jack Compressors   7 years

                         Vehicles               5 years

                         Other Equipment        7 years

     Revenue Recognition - Sales revenue is recorded upon shipment of sold compressors. Revenues from lease and service agreements are recorded as earned over the lives of the respective contracts.

     Income Taxes - Deferred income taxes arise primarily from temporary differences due to depreciation and from utilization of tax credits.

2.   INVENTORIES

     Inventories consist of the following at December 31, 1998 and 1997:

                                                      1998                1997

     Raw materials                                  $315,792            $222,639
     Work-in-progress                                 45,461              44,185
                                                    --------            --------
                                                    $361,253            $266,824
                                                    ========            ========

3.   NOTES PAYABLE

     The Company has a $600,000 revolving line of credit with a bank which expires June 30, 1999. Interest is to be paid monthly on outstanding balances at the bank's reference rate (7.25% at December 31, 1998). Collateral for the line of credit includes the Company's lease contracts, inventory, leased Gas Jack Compressors, accounts receivable, equipment and general intangibles. As of December 31, 1998, $475,000 had been drawn on the line.

     In March 1992, the Company completed a private placement for $250,000 in debentures to certain stockholders. The Company repaid the debentures in full on March 31, 1997.

4.   INCOME TAXES

     The components of income taxes are set forth as follows:

                                                     1998                 1997

     Current                                       $143,399             $146,624
     Deferred                                        68,851              107,404
                                                   --------             --------
     Income taxes                                  $212,250             $254,028
                                                   ========             ========

     The actual provision for income taxes differs from the amount computed by applying the Federal tax rates due principally to expenses which are not tax deductible and the effect of state taxes.

     Deferred taxes relating to temporary differences are primarily the result of tax depreciation being greater than book depreciation on equipment and leased units.

     The components of the net deferred taxes are as follows:

                                                                1998         1997
Deferred tax assets:
  Alternative minimum taxes                                    $17,349      $36,147
  Other                                                         26,329       11,385
                                                             ---------    ---------

            Total deferred tax asset                            43,678       47,532

Deferred tax liabilities:
  Difference between book and tax basis of property
    resulting from difference in book and tax depreciation    (209,385)    (144,388)
                                                             ---------    ---------

            Net deferred tax liability                       $(165,707)   $ (96,856)
                                                             =========    =========

5.   STOCK OWNERSHIP AND INCENTIVE STOCK OPTION PLANS

     During 1992, the Company implemented a Stock Ownership Plan (the "Ownership Plan") to reward employees for their service to the Company. Under the Ownership Plan, 80,000 shares of $0.10 par value common stock were awarded to the employees on July 1, 1992 by the Board of Directors, with a four-year vesting period. As of December 31, 1998 and 1997, 80,000 shares were vested under the Ownership Plan. According to the Ownership Plan, all shares vested are callable or putable within one year after the employee's termination, based on the book value per share, as determined by the quarter ended immediately preceding the exercise of the call or put. Compensation expense amounts relating to the Ownership Plan were expensed as of December 31, 1996.

     The Company has an Incentive Stock Option Plan (the "Option Plan") and has reserved 250,000 shares of the Company's common stock $.10 par value for issuance under the Option Plan. The Option Plan limits participation to employees, and the option exercise price is established by the Board of Directors at a price not less than 100% of the fair value of the stock on the date of grant for employees who own less than 10% of the total combined voting power of all classes of stock of the Company. The option exercise price for options granted to employees who own more than 10% of the total combined voting power of all classes of stock of the Company is established by the Board of Directors at a price not less than 110% of the fair value of the stock on the date of grant, and such granted options expire five years from the date of grant. The maximum aggregate fair value of common stock for which any employee may be granted options which are exercisable for the first time in any one calendar year shall not exceed $100,000. Options granted under the Option Plan are exercisable at such times as the Board of Directors shall determine, and the option period shall not be for more than ten years from the date of grant. No options shall be granted after the date which is ten years from the effective date of the Option Plan.

     The Company applies Accounting Principles Board Opinion 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its stock ownership and option plans, as permitted by Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 requires disclosure of pro forma net income as if the Company had adopted the fair value provisions of SFAS No. 123. There were no options nor shares granted under the Ownership Plan or Option Plan for the years ended December 31, 1998 and 1997, respectively.

6.   RELATED PARTIES

     Included in other current assets are advances made to employees for travel and entertainment costs. At December 31, 1998 and 1997, employee advances totaled approximately $11,000 and $11,500, respectively. The Company sold and leased certain units to another company affiliated through common ownership and management. The sales and lease revenue from this affiliate for 1998 and 1997 was approximately $97,000 and $89,000, respectively. The accounts receivable at December 31, 1998 and 1997, from this affiliate were approximately $10,300 and $7,300, respectively.

     The Company obtained group insurance for all employees through this affiliate during 1997 which amounted to approximately $51,000. Group insurance was obtained from a third party during 1998.

     The Company retained a firm in August 1997 to seek a suitable purchaser for the Company. A retainer of $20,000 was paid by the Company and set up as a note receivable from stockholders to be repaid from proceeds realized upon the ultimate sale of the Company. Interest on the note accrues at 9.0%. The Company also has a promissory note of $28,000 from an officer and stockholder of the Company, payable in full on July 1, 2001. The interest rate of that note is also 9.0% and the note is secured by 40,000 shares of the Company's stock. Due to the related party nature of these transactions, the Company has classified the notes receivable within the stockholders' equity section of the financial statements rather than as a separate asset.

7.   LEASE AGREEMENTS

     Facilities Leases - The Company has a month-to-month lease for its manufacturing facilities.

     Vehicle Leases - The Company leases certain pickup trucks with terms ranging up to two years. As of December 31, 1998, future annual minimum lease payments under noncancelable operating leases were approximately $67,000 and $11,000 for 1999 and 2000, respectively.

     Rent expense under all operating leases was approximately $110,000 and $78,000 for 1998 and 1997, respectively.

8.   MAJOR CUSTOMERS

     During 1998, the Company had sales to one customer which amounted to approximately 11% of the Company's total 1998 revenue. During 1997, the Company had sales to one customer which amounted to approximately 18% of the Company's total 1997 revenue.

9.   GAS JACK COMPRESSOR LEASES

     The Company leases Gas Jack Compressors to customers on terms ranging from two weeks to one year. As of December 31, 1998, future minimum lease payments receivable under noncancelable operating leases were approximately $382,000 for 1999.

                   Emerging Alpha Corporation and Subsidiaries
            Pro Forma Unaudited Condensed Consolidated Balance Sheet
                            as of September 30, 1999

                                                                                                                       Pro Forma
                                                   Gas Jack,        Emerging           GJ           Pro Forma         Consolidated
                                                     Inc.            Alpha         Measurement       Entries             Totals
ASSETS

Current Assets:
   Cash and cash equivalents                        $66,880         $291,308                         $(229,644)         $128,544
   Accounts receivable and other                    466,450                                            (20,366)          446,084
   Inventories                                      745,048                            28,397                            773,445
      Total current assets                        1,278,378          291,308           28,397         (250,010)        1,348,073

Property and Equipment, net                       2,700,325                           165,028          (50,433)        2,814,920

Other Assets                                        144,410                                             38,000           182,410

Total Assets                                      4,123,113          291,308          193,425         (262,443)        4,345,403

LIABILITES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts payable and accruals                    377,600              600           17,135                            395,335
   Notes payable, current portion                   477,666                            22,310          382,334           882,310
      Total current liabilities                     855,266              600           39,445          382,334         1,277,645

Note Payable, long-term portion                     182,344                             2,200        2,057,656         2,242,200

Deferred Taxes, net                                 201,520                                                              201,520

Stockholders' Equity                              2,883,983          290,708          151,780       (2,702,433)          624,038

Total Liabilities and Stockholders' Equity        4,123,113          291,308          193,425         (262,443)        4,345,403

        See notes to unaudited pro forma condensed financial statements.

                   Emerging Alpha Corporation and Subsidiaries
         Pro Forma Unaudited Condensed Consolidated Statement of Income
                        For the year ended March 31, 1999

                                                     Historical
                                             Gas Jack         Alpha                     March 31, 1999
                                               Year           Year                         Pro Forma
                                             12/31/98        3/31/99        Pro Forma    Consolidated
                                            (Audited)       (Audited)        Entries        Totals
Revenues                                    $3,267,862       $15,633                      $3,283,495

Cost of Sales and Expenses:
   Cost of sales                             2,184,593        14,256                       2,198,849
      and operating expenses
   Depreciation expense                        526,487                                       526,487
   Interest expense                             26,651                      $246,749         273,400
      Total cost of sales and expenses       2,737,731        14,256         246,749       2,998,736

Income Before Taxes                            530,131         1,377        (246,749)        284,759

Income Taxes                                   212,250          --           (98,700)        113,550

Net Income                                     317,881         1,377        (148,049)        171,209

Earnings per Share:
   Basic                                                       $0.02                           $2.23
   Diluted                                                     $0.02                           $2.11

Weighted Average Number of Shares
   Outstanding:
      Basic                                                   76,933                          76,933
      Diluted                                                 81,233                          81,233

        See notes to unaudited pro forma condensed financial statements.

                   Emerging Alpha Corporation and Subsidiaries
         Pro Forma Unaudited Condensed Consolidated Statement of Income
                  For the Nine Months Ended September 30, 1999

                                                                                     Pro Forma
                                                   Historical          Pro Forma    Consolidated
                                             Gas Jack      Alpha         Entries       Totals

Revenues                                    $2,542,886     $6,874                    $2,549,760

Cost of Sales and Expenses:
   Cost of sales                             1,779,230      6,045                     1,785,275
       and operating expenses
   Depreciation expense                        459,465                                  459,465
   Interest expense                             27,845                  177,205         205,050
      Total cost of sales and expenses       2,266,540      6,045       177,205       2,449,790

Income Before Taxes                            276,346        829      (177,205)         99,970

Income Taxes                                   110,537                  (70,882)         39,655

Net Income                                     165,809        829      (106,323)         60,315

Earnings per Share:
   Basic                                                    $0.01                         $0.78
   Diluted                                                  $0.01                         $0.74

Weighted Average Number of Shares
   Outstanding:
      Basic                                                76,933                        76,933
      Diluted                                              81,233                        81,233

        See notes to unaudited pro forma condensed financial statements.

  Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

(1)  Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements (the "Pro Forma Financial Statements) are based on adjustments to historical consolidated financial statements of Emerging Alpha Corporation ("Alpha") to give effect to the acquisitions described in Note 3 (the "Acquired Companies"). The pro forma statements of income assume all acquisitions described in Note 3 were consummated as of the beginning of the periods presented.

The historical financial statements of Alpha for the year ended March 31, 1999 and of Gas Jack for the year ended December 31, 1998 were used in preparing the pro forma statements of income for the year ended March 31, 1999. The historical financial statements of Alpha for the six months ended September 30, 1999 and of Gas Jack for the nine months ended September 30, 1999 were used in preparing the pro forma statements of income for the nine months ended September 30, 1999. The pro forma statements of income do not include any results for GJ Measurement as the amounts were immaterial and undeterminable. The pro forma statements of income are not necessarily indicative of results that would have occurred had the acquisitions been consummated as of the beginning of the periods presented or that might be attained in the future. Certain information normally included in the financial statements prepared in accordance with generally accepted accounting principles has been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The Pro Forma Financial Statements should be read in conjunction with the historical consolidated financial statements of the Company and "Management's' Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's Annual Report on Form 10-K for the year ended March 31, 1999 and its Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 1999 and September 30, 1999 previously filed with the SEC.

(2)  Earnings per Share

Basic earnings per share were computed by dividing net income by the weighted average number outstanding during the periods assuming that the 33,333 shares of common stock issued for the acquisition of GJ Measurement were issued at the beginning of the periods. The diluted earnings per share were computed using the same method as basic earnings except for including the 4,300 shares of Alpha common stock options outstanding during the periods.

(3)  Acquisitions

On October 29, 1999, pursuant to the terms of the Stock Purchase Agreement by and among Emerging Alpha Corporation ("Emerging Alpha") and the stockholders of Gas Jack, Inc., an Oklahoma corporation ("Gas Jack"), Emerging Alpha acquired all of the outstanding capital stock of Gas Jack for $2.7 million cash. The purchase price was financed through a $2.8 million term loan facility provided by Hibernia National Bank to Emerging Alpha. In addition, Emerging Alpha and Gas Jack entered into a $1.0 million working capital facility with Hibernia National Bank primarily to be used to finance the working capital requirements of Gas Jack.

In addition, on October 29, 1999, Emerging Alpha acquired all of the outstanding units of GJ Measurement, L.L.C., an Oklahoma limited liability company, for 33,333 shares of Emerging Alpha common stock.

(4)  Adjustments to Historical Financial Statements

The following pro forma adjustments have been made to the historical financial statements as if all the acquisitions described in Note 3 were consummated as of the beginning of the periods presented:

     (a) To reflect the additional equity issued, cash used, debt repaid, debt incurred and related changes in interest expense resulting from the acquisitions.

     (b) To reflect the change in income taxes related to the pro forma adjustments.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

                                          EMERGING ALPHA CORPORATION

Date: December 21, 1999                   By:  /s/ JERRY W. JARRELL
                                               ------------------------------
                                                   Jerry W. Jarrell
                                                   Chief Financial Officer

                                       S-I